EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Pharmagreen Biotech Inc. (the “Company”) for the quarter ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the Report), we, Peter Wojcik, Principal Executive Officer of the Company and Terry Kwan, Principal Accounting Officer of the Company certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects the financial condition and results of operations of the Company.

February 14, 2023

/s/ Peter Wojcik
Peter Wojcik
President and Director Principal Executive Officer

/s/ Terry Kwan
Terry Kwan Principal Accounting Officer